EXHIBIT 8

SUBSIDIARIES, ASSOCIATED COMPANIES AND OTHER INVESTMENTS

as of December 31, 2002

Name and location of company

I. AFFILIATED COMPANIES
GERMANY
SAP Deutschland AG & Co. KG, Walldorf
SAP Systems Integration AG, Dresden
SAP Retail Solutions GmbH & Co. KG, St. Ingbert
Steeb Anwendungssysteme GmbH, Abstatt
SAP Portals Europe GmbH, Walldorf
COPA GmbH, Wesel
SAP Hosting AG & Co. KG, St. Leon-Rot
SAP Learning Solutions GmbH, Immenstaad
SAP Beteiligungs GmbH, Walldorf
SAP Software Holding GmbH, St. Ingbert
SAPHosting Beteiligungs GmbH, St. Leon-Rot
SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf
SAP Investment- und Beteiligungs GmbH, Mannheim
e-SAP.de Beteiligungs GmbH, Walldorf
SAP Portals Holding Beteiligungs GmbH, Walldorf
sky7home GmbH, Walldorf
SAP Beteiligungsverwaltungs GmbH, Walldorf
SAP System Integration Consulting GmbH, Walldorf
REST OF EUROPE / MIDDLE EAST / AFRICA
SAP (UK) Limited, Feltham/ Great Britain
SAP FRANCE S.A., Paris/ France
SAP (Schweiz) AG, Biel/ Switzerland
SAP ITALIA Sistemi, applicazioni, prodotti in data processing s.p.a., Milan/ Italy
SAP Nederland B.V., ’s Hertogenbosch/ The Netherlands
SAP Österreich GmbH, Vienna/ Austria
SAP España Sistemas Aplicaciones y Productos en la Informática, S.A., Madrid/ Spain
SAP Belgium N.V.-S.A., Brussels/ Belgium
SAP Svenska Aktiebolag, Stockholm/ Sweden
SAP Danmark A/ S, Copenhagen/ Denmark
SAP Finland Oy, Espoo/ Finland
SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paco d’Arços/ Portugal
SAP (Africa) (Proprietary) Limited, Woodmead/ South Africa
SAP CR, spol. s.r.o., Prague/ Czech Republik
LLC “SAP C.I.S. and Baltic States”, Moscow/ Russia
SAP Portals Israel Ltd., Ra’anana/ Israel
SAP Norge AS, Lysaker/ Norway
SAP Polska Sp. z.o.o., Warsaw/ Poland
SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft., Budapest/ Hungary
SAP Hellas “Systems Application and Data Processing S.A.”, Athens/ Greece
SAP Service and Support Centre (Ireland) Limited, Dublin/ Ireland
SAP Public Services (Pty) Ltd., Woodmead/ South Africa
SAP Slovensko s.r.o., Bratislava/ Slovakia
SAP Labs France S.A., Mougins/ France
SAP sistemi, aplikacije in produkti za obdelavo podatkov d.o.o., Ljubljana/ Slovenia
SAP Türkiye Yazilim Üretim ve Tic. A.S., Istanbul/ Turkey
SAP Systems Integration (Schweiz) AG, Frauenfeld/ Switzerland
SAP Portals UK, Feltham/ Great Britain
SYNTONY S.A., Dardilly/ France
SAP Labs Israel Ltd., Industrial Area Herzliya/ Israel
SAP Ireland Limited, Dublin/ Ireland
SAP Manage Ltd., Tel Aviv/ Israel
SAP d.o.o., Zagreb/ Croatia
SAP Labs Bulgaria EOOD, Sofia/ Bulgaria

EXHIBIT 8

Name and location of company

SAP Bulgaria EOOD, Sofia/ Bulgaria
SAP Nigeria Ltd, Lagos/ Nigeria
SAP Cyprus Ltd., Nicosia/ Cyprus
LLC “SAP Ukraine”, Kiev/ Ukraine
Ambin Properties (Pty) Ltd., Woodmead/ South Africa
IthinQ.com (Pty) Ltd., Woodmead/ South Africa
SAP Portals Nederland B.V., ’s-Hertogenbosch/ The Netherlands
KGM 46 Investments (Pty) Limited, Woodmead/ South Africa
AMERICAS
SAP America, Inc., Newtown Square/ USA
SAP Markets, Inc. i.L., Palo Alto/ USA
SAP Canada Inc., North York/ Canada
SAP Public Services, Inc., Washington D.C./ USA
SAP Labs, LLC, Palo Alto/ USA
SAP Brasil Ltda., Sao Paulo/ Brazil
SAP México, S.A. de C.V., Mexico City/ Mexico
SAP Global Marketing Inc., Delaware/ USA
SAP ANDINA Y DEL CARIBE C.A., Caracas/ Venezuela
SAP ARGENTINA S.A., Buenos Aires/ Argentina
SAP Systems Integration America, LLC., Atlanta/ USA
SAP International, Inc., Miami/ USA
SAP Properties, Inc., Newtown Square/ USA
SAP Systems Integration America Holding, Inc., Newtown Square/ USA
SAP Investments, Inc., Wilmington/ USA
ASIA/PACIFIC
SAP JAPAN Co., Ltd., Tokio/ Japan
SAP AUSTRALIA PTY LTD, Sydney/ Australia
SAP Asia Pte. Ltd., Singapore
SAP INDIA SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING
PRIVATE LIMITED, Bangalore/ India
SAP Korea Limited, Seoul/ Korea
SAP MALAYSIA SDN. BHD., Kuala Lumpur/ Malaysia
SAP (Beijing) Software System Co., Ltd., Beijing/ China
SAP HONG KONG CO. LIMITED, Taikoo Shing/ Hong Kong
SAP Labs India Private Limited, Bangalore/ India
SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING (THAILAND) LTD., Bangkok/ Thailand
SAP NEW ZEALAND LIMITED, Auckland/ New Zealand
SAP Taiwan Co., Ltd., Taipei/ Taiwan
PT SAP Indonesia, Jakarta/ Indonesia
SAP Philippines, Inc., Makati City/ Philippines
SAPMARKETS ASIA PACIFIC SOLUTIONS PTE LTD, Singapore
SAP India (Holding) Pte. Ltd., Singapore
II. ASSOCIATED COMPANIES
Commerce One, Inc., Pleasanton/ USA
Global Virtual Marketplace GmbH, Munich/ Germany
ec4ec.GmbH, Düsseldorf/ Germany
SAP LEARNING SOLUTIONS PTE LTD, Singapore
Pandesic LLC i.L., Newtown Square/ USA
III. OTHER INVESTMENTS (ownership of five or more percent)
ABACO P.R., Inc., Roswell/ USA
Achilles Group Ltd., Oxon/ Great Britain
Catalyst International Inc., Milwaukee/ USA
cc-chemplorer Ltd., Dublin/ Ireland
Centrade, a.s., Prag/ Czech Republic
CoVia Technologies Inc. Mountain View/ USA
CPGmarket.com SA, Geneva/ Switzerland
Datria Systems Inc., Englewood/ USA

EXHIBIT 8

Name and location of company

DFKI GmbH, Kaiserslautern/ Germany
e-millennium 1 GmbH & Co. KG, Munich/ Germany
Grau Data Storage AG, Schwäbisch Gmünd/ Germany
Human Resource Management & Consulting Co. Ltd., Tokyo/ Japan
imc information multimedia communication GmbH, Saarbrücken/ Germany
Intalio Inc., San Mateo/ USA
Iwaytrade.com — Serviços de Informação, S.A., Lisbon/ Portugal
Jet2Web Bizmarket e-Business Services GmbH, Vienna/ Austria
Marketline Internet Szolgáltató Részvénytársaság, Budapest/ Hungary
mysaar.com Betreibergesellschaft mbH & Co. KG, Saarbrücken/ Germany
mysaar.com Betreibergesellschaft Verwaltungs GmbH, Saarbrücken/ Germany
Onventis GmbH, Stuttgart/ Germany
Ops Technology Inc., San Francisco/ USA
Orbian Corp., Bermuda/ USA
Powersim Corporation, Virginia/ USA
ProSyst Software AG, Cologne/ Germany
Realize Corporation, Tokyo/ Japan
SALT AG, Würzburg/ Germany
SupplyOn AG, Hallbergmoos/ Germany
UTILITePlace AG, Hamburg/ Germany
VCB Virtueller Campus Bayern GmbH, Hof (Saale)/ Germany
Venture Beteiligungs GbR, Stuttgart/ Germany
YellowMap AG, Karlsruhe/ Germany